Exhibit 10(xxxiv)

AMENDMENT TO THE

NATIONAL DATA CORPORATION 1984 NON-EMPLOYEE DIRECTOR

STOCK OPTION PLAN

December 19, 2000

Section 6(a) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

6(a) Change in Capital Structure. In the event that the Board of Directors shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of a Grantee under the Plan, then the Board of Directors shall (i) make appropriate adjustments in the number and kind of stock or other securities that may thereafter be issued in connection with the Plan, and (ii) make appropriate adjustments in the number and kind of stock or other securities as to which outstanding options, or portions thereof then unexercised, shall be exercisable, and in the exercise price thereof, so that the Grantee’s proportionate interest shall be substantially maintained as before the occurrence of such event. Any such adjustments made by the Board of Directors shall be conclusive.

The undersigned certifies this to be a correct copy of the Amendment to the Plan as adopted by the Board of Directors of the Company on December 19, 2000.

NDCHealth Corporation

By:	/s/ Christine Rumsey
Christine Rumsey
Executive Vice President Human Resources